Exhibit 99.1

SPS COMMERCE, INC.

2010 EQUITY INCENTIVE PLAN

Performance Stock Unit Agreement

SPS Commerce, Inc. (the “Company”), pursuant to its 2010 Equity Incentive Plan, as amended (the “Plan”), hereby grants to you, the Participant named below, an award of Performance Stock Units (the “PSUs”). The terms and conditions of this Performance Stock Unit Award (this “Award”) are set forth in this Performance Stock Unit Agreement (the “Agreement”), consisting of this cover page, the Award Terms and Conditions on the following pages and the attached Exhibit A, and in the Plan document, a copy of which has been provided to you. To the extent any capitalized term used in this Agreement is not defined, it shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Name of Participant:

Target Number of PSUs:

Maximum Number of PSUs:

Grant Date:

Performance Period:	January 1, 20 – December 31, 20

Vesting Schedule:	The number of PSUs determined in accordance with Exhibit A that have been earned as of the end of each fiscal year during the Performance Period will vest* on the date the Company’s Compensation Committee certifies the degree to which the performance goal applicable as of the end of such fiscal year has been satisfied, which certification date shall be no later than the March 15 immediately following each such fiscal year (as provided in Section 4(a) of the Award Terms and Conditions)

Performance Goals:	See Exhibit A

* Assumes your Service has been continuous from the Grant Date to the vesting date.

By signing or otherwise authenticating this cover page, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have received and reviewed these documents and that they set forth the entire agreement between you and the Company regarding this Award.

PARTICIPANT:	SPS COMMERCE, INC.

By:
Title:

SPS Commerce, Inc.

2010 Equity Incentive Plan, as amended

Performance Stock Unit Agreement

Award Terms and Conditions

1.     Award of Performance Stock Units. The Company hereby confirms the grant to you, as of the Grant Date and subject to the terms and conditions of this Agreement and the Plan, of an award of Performance Stock Units in an amount initially equal to the Target Number of PSUs specified on the cover page of this Agreement. The number of PSUs that may actually be earned and become eligible to vest pursuant to this Award can be between 0% and 150% of the Target Number of PSUs, but may not under any circumstances exceed the Maximum Number of PSUs specified on the cover page of this Agreement. Each PSU that is earned as a result of the performance goals specified in Exhibit A to this Agreement having been satisfied and which thereafter vests represents the right to receive one Share of the Company’s common stock. Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the PSUs granted to you will be credited to an account in your name maintained by the Company. This account will be unfunded and maintained for book-keeping purposes only, with the PSUs simply representing an unfunded and unsecured contingent obligation of the Company.

2.     Restrictions Applicable to PSUs. Neither this Award nor the PSUs subject to this Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d) of the Plan. Following any such transfer, the PSUs shall continue to be subject to the same terms and conditions that were applicable to the PSUs immediately prior to their transfer. Any attempted transfer in violation of this Section 2 shall be void and ineffective. The PSUs and your right to receive Shares in settlement of any PSUs under this Agreement shall be subject to forfeiture except to extent the PSUs have been earned and thereafter vest as provided in Sections 4 and 5.

3.     No Shareholder Rights. The PSUs subject to this Award do not entitle you to any rights of a shareholder of the Company’s common stock. You will not have any of the rights of a shareholder of the Company in connection with any PSUs granted or earned pursuant to this Agreement unless and until Shares are issued to you in settlement of earned and vested PSUs as provided in Section 6.

4.     Vesting and Forfeiture of PSUs. For purposes of this Agreement, “Vesting Date” means any date, including the Scheduled Vesting Dates (as defined below), on which PSUs subject to this Award vest as provided in this Section 4.

(a)     Scheduled Vesting. Subject to Section 4(b), the number of PSUs that have been earned as of the end of each fiscal year during the Performance Period (the last day of any such fiscal year is referred to as a “Determination Date,” and each fiscal year during the Performance Period is referred to as a “Performance Subperiod”), as determined by the Committee in accordance with Exhibit A, will vest on the applicable Scheduled Vesting Date, so long as your Service has been continuous from the Grant Date to the Scheduled Vesting Date. For purposes of this Agreement, “Scheduled Vesting Date” means the date following each Determination Date on which the Committee certifies (i) the degree to which the performance goal applicable as of that Determination Date has been satisfied, and (ii) the number of PSUs that have been earned as that Determination Date as determined in accordance Exhibit A, which certification shall occur no later than March 15 of the calendar year immediately following the applicable Determination Date. The following table summarizes the dates, time periods and corresponding terminology relevant to this Award:

Performance Subperiod	Applicable Determination Date	Applicable Scheduled Vesting Date (on or before)
1/1/20 – 12/31/20	December 31, 20	March 15, 20
1/1/20 – 12/31/20	December 31, 20	March 15, 20
1/1/20 – 12/31/20	December 31, 20	March 15, 20

(b)     Change in Control. If a Change in Control occurs after the Grant Date but before a Scheduled Vesting Date and your Service continues to the date of the Change in Control, then you will be entitled to have vest as of the date of the Change in Control a number of PSUs equal to (i) a pro rata portion of the Target Number of PSUs minus (ii) the number of PSUs that vested prior to the date of the Change in Control. The pro rata portion of the Target Number of PSUs shall be determined by multiplying the Target Number of PSUs by 1/3 if the Change in Control occurs during the first Performance Subperiod, by 2/3 if it occurs during the second Performance Subperiod, and by 3/3 if it occurs during the third Performance Subperiod. If the number of PSUs that vested prior to the date of the Change in Control is equal to or greater than the pro rata portion of the Target Number of PSUs as described above, then no additional PSUs will be eligible to vest as of the date of the Change in Control. You acknowledge and agree that with respect to any employment or severance agreement between you and the Company, the number of PSUs subject to accelerated vesting pursuant to this Section 4(b) shall conclusively be deemed 100% of the unvested PSUs subject to this Award.

(c)     Forfeiture of Unvested PSUs. Any PSUs that have not vested as of the final Scheduled Vesting Date shall immediately be forfeited. If your Service terminates for any reason during the Performance Period, the PSUs subject to this Award that have not yet vested shall immediately be forfeited.

5.     Settlement of PSUs. As soon as practicable after any Vesting Date, but no later than 75 days thereafter, the Company shall cause to be issued to you (or your beneficiary or personal representative) one Share in payment and settlement of each vested PSU. Delivery of the Shares shall be effected by the issuance of a stock certificate to you, by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to you, or by the electronic delivery of the shares to a brokerage account you designate, and shall be subject to the tax withholding provisions of Section 6 and compliance with all applicable legal requirements, including compliance with the requirements of applicable federal and state securities laws, and shall be in complete satisfaction and settlement of such vested PSUs.

6.     Tax Consequences and Withholding. As a condition precedent to the delivery of Shares in settlement of the PSUs, you are required to pay to the Company, in accordance with Section 14 of the Plan, the amount of any required domestic or foreign tax withholding obligations, including any social security or social insurance obligations (“Tax Withholding Obligations”). You hereby authorize the Company to withhold from payroll or other amounts payable to you any sums required to satisfy such Tax Withholding Obligations. Prior to each Vesting Date, you must make arrangements acceptable to the Company for payment of any Tax Withholding Obligations, which may include (i) delivering Shares you already own or having the Company retain a portion of the Shares that would otherwise be delivered to you, in either case with an aggregate Fair Market Value equal to the required amount of the Tax Withholding Obligations, or (ii) establishing a “10b5-1 Plan” pursuant to which a brokerage firm acceptable to the Company is authorized to sell on your behalf in the open market at the then prevailing market price(s) as soon as practicable on or after the applicable Vesting Date the minimum whole number of Shares from the Shares issuable to you in settlement of the vested PSUs as is determined to be sufficient to generate cash proceeds adequate to satisfy such Tax Withholding Obligations.

7.     Discontinuance of Service. This Agreement does not give you a right to continued Service with the Company or any Affiliate, and the Company or any such Affiliate may terminate your Service at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement. Nothing in this Agreement is intended to, or does, constitute a contract of employment between you and the Company or any Affiliate.

8.     Governing Plan Document. This Agreement and the Award are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

9.     Choice of Law. This Agreement will be interpreted and enforced under the laws of the state of Minnesota (without regard to its conflicts or choice of law principles).

10.     Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

11.     Severability. If any term or provision in this Agreement shall be held to any extent to be unlawful, void or unenforceable under any enactment or rule of law, that term or provision shall, to that extent, be deemed not to be part of this Agreement and the validity and enforceability of the remainder of this Agreement shall not be affected.

12.     Section 409A of the Code. The award of PSUs as provided in this Agreement and any issuance of Shares or payment pursuant to this Agreement are intended to be exempt from Section 409A of the Code under the short-term deferral exception specified in Treas. Reg. § 1.409A-l(b)(4).

13.     Compensation Recovery Policy. To the extent that any compensation paid or payable pursuant to this Agreement is considered “incentive-based compensation” within the meaning and subject to the requirements of Section 10D of the Exchange Act, such compensation shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board or any committee thereof in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s common stock is then listed. This Agreement may be unilaterally amended by the Company to comply with any such compensation recovery policy.

By signing or otherwise authenticating the cover page of this Agreement, you agree to all the terms and conditions described above and in the Plan document.

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